UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2012

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                       Submission of Matters to a Vote of Security Holders

AGL Resources held its annual meeting of shareholders on May 1, 2012. The following matters were voted upon and the results of the voting are as follows:

Proposal 1 – Election of sixteen directors to serve until the annual meeting of shareholders in 2013 or until their successors are duly elected and qualified or until their earlier resignation or removal.

Nominee	For	Withheld	Broker Non-Votes
			19,956,724
Sandra N. Bane	80,307,511	815,060
Thomas D. Bell, Jr.	80,315,230	807,341
Norman R. Bobins	78,714,674	2,407,897
Charles R. Crisp	80,217,597	904,974
Brenda J. Gaines	69,330,086	11,792,485
Arthur E. Johnson	80,172,287	950,284
Wyck A. Knox, Jr.	79,784,223	1,338,348
Dennis M. Love	79,881,638	1,240,933
Charles H. “Pete” McTier	80,167,172	955,399
Dean R. O’Hare	80,289,259	833,312
Armando J. Olivera	70,501,615	10,620,956
John E. Rau	80,289,320	833,251
James A. Rubright	78,349,256	2,773,315
John W. Somerhalder II	79,239,101	1,883,470
Bettina M. Whyte	80,339,238	783,333
Henry C. Wolf	80,316,842	805,729

Proposal 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for 2012.

For	99,762,641
Against	1,002,381
Abstain	314,273
Broker Non-Votes	None

Proposal 3 – Approval of a non-binding resolution relating to the compensation of the company's named executive officers.

For	77,515,756
Against	2,106,057
Abstain	1,500,758
Broker Non-Votes	19,956,724

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: May 2, 2012	/s/ Andrew W. Evans
Executive Vice President and Chief Financial Officer